Exhibit 8.4

Atlas Corp.

2600-200 Granville Street

Vancouver, BC V6C 1S4

Canada

27 February 2020

Dear Sirs

Atlas Corp. – Post-Effective Amendment to Registration Statement on Form F-3

We have acted as special United Kingdom tax counsel to Atlas Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the filing of the Post-Effective Amendment No. 3 to Registration Statement on Form F-3, Registration No. 333-195571, as amended and supplemented, of the Company, dated as of the date hereof (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended.

Subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm that the discussions set forth under the caption “Material Non-United States Tax Considerations–Material U.K. Tax Considerations” included in the Registration Statement set forth our opinion with respect to the matters set forth therein as of the date hereof..

We express no opinion as to the laws of any jurisdiction other than the laws of the United Kingdom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours sincerely

/s/ Osborne Clarke LLP

Osborne Clarke LLP

Osborne Clarke LLP

One London Wall, London, EC2Y 5EB or DX 466 London Chancery Lane WC2 T +44 207 105 7000 F +44 207 105 7005

Osborne Clarke LLP is a limited liability partnership registered in England and Wales with registered number OC397443 whose registered office is at One London Wall, London EC2Y 5EB. It is authorised and regulated in the UK by the Solicitors Regulation Authority (SRA) and is registered as a recognised body with SRA number 619990.

The term ‘partner’ refers to a member of Osborne Clarke LLP. A list of members of Osborne Clarke LLP and their professional qualifications is available for inspection at the registered office. Any advice given by any individual member, employee, or consultant is the responsibility of Osborne Clarke LLP and not the individual.

Osborne Clarke LLP is part of an international legal practice.